As filed with the Securities and Exchange Commission on April 4,2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMERCE ONE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	4440 Rosewood Drive Pleasanton, California 94588	94-3392885
(State of Incorporation)	(Address, including zip code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

1997 INCENTIVE STOCK OPTION PLAN

1999 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Beth A. Frensilli

Senior Vice President, General Counsel and Secretary

Commerce One, Inc.

4440 Rosewood Drive

Pleasanton, California 94588

(925) 520-6000

(Name, address, and telephone number, including area code, of agent for service)

___________

Copy to:

N. Anthony Jeffries, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.0001 par value to be registered under Commerce One’s 1997 Incentive Stock Option Plan	1,500,000 shares	$1.73 (2)	$2,595,000	$210
Common Stock, $.0001 par value to be registered under Commerce One’s 1999 Employee Stock Purchase Plan	1,400,000 shares	$1.73 (2)	$2,422,000	$196
Total	2,900,000 shares			$406

(1)                                  This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock.

(2)                                  The proposed maximum offering price per share was determined pursuant to Rule 457(h) of the Securities Act of 1933 to be equal to $1.73 per share, the average of the high and low price of the registrant’s common stock, as reported on the Nasdaq Stock Market on March 31, 2003.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note:

This registration statement is filed with respect to additional shares of common stock that may be issued under the registrant’s 1997 Incentive Stock Option Plan and 1999 Employee Stock Purchase Plan as a result of certain automatic annual increases in the number of authorized shares for issuance under these plans.  The offer and sale of 4,178,232 shares of common stock issuable under these plans was previously registered on a Registration Statement on Form S-8 filed on July 11, 2001 (File No. 333-64932).  All share numbers in this registration statement are adjusted for the registrant’s 1-for-10 reverse stock split, which was effective at the close of market on September 16, 2002.

Item 3. Incorporation of Documents by Reference

                The following documents and information previously filed with the Securities and Exchange Commission (the “Commission”) by the registrant are incorporated by reference herein.

1.               The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Commission on March 31, 2003.

2.               The Registrant’s current report on Form 8-K filed with the Commission on January 31, 2003.

3.               The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on July 11, 2001.

                All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

                Not applicable.

Item 5. Interests of Named Experts and Counsel

                Not applicable.

Item 6. Indemnification of Directors and Officers

                Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

                Article IX of the registrant’s Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

                Article VI of the registrant’s Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the registrant, and, in any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

                The registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the registrant’s Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7. Exemption from Registration Claimed

                Not applicable.

Item 8. Exhibits

Exhibit Number	Document
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), as to legality of securities being registered
10.1(1)	The Registrant’s 1997 Incentive Stock Option Plan
10.2(1)	The Registrant’s 1999 Employee Stock Purchase Plan
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of WSGR (contained in Exhibit 5.1)
24.1	Power of Attorney (see page 4)

(1) Incorporated by reference to Commerce One’s Registration Statement on Form S-1 (File No. 333-76987), declared effective July 1, 1999.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

                (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2)           That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the “Securities Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the items described in Item 6 of Part II of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the registrant, Commerce One, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on April 3, 2003.

COMMERCE ONE, INC.

By:	/s/ MARK B. HOFFMAN
Mark B. Hoffman Chief Executive Officer, President and Chairman of the Board

POWER OF ATTORNEY

                KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark B. Hoffman and Charles Boynton and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the registration statement.

                Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this registration statement in the capacities and on the dates indicated.

Signature

Title

Date

/s/ MARK B. HOFFMAN	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	April 3, 2003
Mark B. Hoffman

/s/ CHARLES BOYNTON	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 3, 2003
Charles Boynton

/s/ JACK ACOSTA	Director	April 3, 2003
Jack Acosta

/s/ JOHN V. BALEN	Director	April 3, 2003
John V. Balen

/s/ KENNETH C. GARDNER	Director	April 3, 2003
Kenneth C. Gardner

/s/ IRV LICHTENWALD	Director	April 3, 2003
Irv Lichtenwald

	Director	April ___, 2003
Toshimune Okihara

/s/ STEWART SCHUSTER	Director	April 3, 2003
Stewart Schuster

/s/ ALEX S. VIEUX	Director	April 3, 2003
Alex S. Vieux

INDEX TO EXHIBITS

Exhibit Number	Document
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), as to legality of securities being registered
10.1(1)	The Registrant’s 1997 Incentive Stock Option Plan
10.2(1)	The Registrant’s 1999 Employee Stock Purchase Plan
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of WSGR (contained in Exhibit 5.1)
24.1	Power of Attorney (see page 4)

(1) Incorporated by reference to Commerce One’s Registration Statement of Form S-1 (File No. 333-76987), declared effective July 1, 1999.